UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2014

Tetraphase Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-35837	20-5276217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Street, Suite 110, Watertown, Massachusetts	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 715-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2014, the Board of Directors (the “Board”) of Tetraphase Pharmaceuticals, Inc. (the “Company”) elected Nancy Wysenski, to serve as a class I director until the Company’s Annual Meeting of Stockholders in 2014 or until her successor is duly elected and qualified.

Ms. Wysenski will receive compensation for her board service as a non-employee director in accordance with the Company’s previously disclosed director compensation program, including a one-time nonqualified stock option that was granted to Ms. Wysenski under the Company’s 2013 Stock Incentive Plan to purchase 20,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), with an exercise price of $12.38 per share, equal to the closing price of the Common Stock on the NASDAQ Global Market on March 10, 2014. The option will vest in equal quarterly installments over a three-year period measured from the date of grant, subject to Ms. Wysenski’s continued service as a director, and becoming exercisable in full upon a change in control of the Company.

In addition, Ms. Wysenski will enter into an indemnification agreement (the “Indemnification Agreement”) with the Company. The Indemnification Agreement will be substantially identical to the form of indemnification agreement that the Company has entered into with its other directors and provides that the Company will indemnify Ms. Wysenski to the fullest extent permitted by law for claims arising in her capacity as a director, provided that she acted in good faith and in a manner that she reasonably believed to be in, or not opposed to, the best interest of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe that her conduct was unlawful. The Indemnification Agreement will provide that in the event that we do not assume the defense of a claim against Ms. Wysenski, the Company is required to advance her expenses in connection with her defense, provided that she undertakes to repay all amounts advanced if it is ultimately determined that she is not entitled to be indemnified by the Company.

The foregoing description of the Indemnification Agreement is qualified in its entirety by the full text of the form of indemnification agreement by and between the Company and each of its officers and directors, which is incorporated herein by reference to Exhibit 10.27 to the Company’s Registration Statement on Form S-1 (File No. 333-186574), filed with the Securities and Exchange Commission on March 5, 2013.

Item 8.01.	Other Events.

On March 13, 2013, the Company issued a press release announcing the appointment of Ms. Wysenski. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The Exhibits to this Current Report on Form 8-K are listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ David C. Lubner
Date: March 14, 2014		David C. Lubner Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1 (1)	Form of Indemnification Agreement entered into between Tetraphase Pharmaceuticals, Inc. and each of its directors and executive officers.

99.2	Press Release issued by Tetraphase Pharmaceuticals, Inc., dated March 13, 2014.

(1)	Incorporated by reference to Exhibit 10.27 to Tetraphase Pharmaceuticals, Inc.’s Registration Statement on Form S-1 (File No. 333-186574), filed with the Securities and Exchange Commission on March 5, 2013.